UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 23, 2010

COCA-COLA ENTERPRISES INC.
(Exact name of Registrant as specified in its charter)

Delaware	01-09300	58-0503352
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on April 23, 2010.  The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

Proposal #1 – Elect four directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
L. Phillip Humann	419,223,115	13,696,179	17,405,797
Suzanne B. Labarge	425,852,996	7,066,298	17,405,797
Veronique Morali	325,475,696	107,443,598	17,405,797
Phoebe A. Wood	427,162,710	5,756,584	17,405,797

Proposal #2 – Approve an amendment to the 2007 Incentive Award Plan.

FOR	AGAISNT	ABSTAIN	BROKER NON-VOTES
301,061,441	130,986,737	871,116	17,405,797

Proposal #3 – Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public account firm for the fiscal year 2010.

FOR	AGAISNT	ABSTAIN
445,064,781	4,994,920	265,390

Proposal #4 – Shareowner proposal to request shareowner approval of certain severance agreements:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
185,880,201	246,756,918	282,175	17,405,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)
Date: April 26, 2010	By: /S/ WILLIAM T. PLYBON Name: William T. Plybon Title: Vice President, Secretary and Deputy General Counsel